Exhibit 21

SUBSIDIARIES OF
THE COOPER COMPANIES, INC.
A DELAWARE CORPORATION

JURISDICTION OF
NAME    INCORPORATION
THE COOPER COMPANIES, INC.    Delaware
CooperVision, Inc.                New York
Cooper Global Holdings, Inc,.    Delaware
The Cooper Companies Global Holdings LP    England
CooperVision International Holding Company, LP    England
CooperVision do Brasil Ltda    Brazil
CooperVision Singapore Pte Ltd.    Singapore
CooperVision Optical Trading (Shanghai) Company Ltd.    China
CVI Contact Lens India Pvt. Ltd.    India
CS Holdings CV    Netherlands
CooperSurgical Netherlands BV    Netherlands
CooperVision Holdings Ltd.    United Kingdom
CooperVision Limited    United Kingdom
CooperVision Manufacturing Limited    United Kingdom
CooperVision Australia Pty Limited    Australia
CooperVision Distribution SPRL    Belgium
CooperVision SAS    France
CooperVision Canada Corp.    Canada
CooperVision GmbH    Germany
CooperVision Italia Srl    Italy
CooperVision Israel Ltd.    Israel
CooperVision Nederland BV    Belgium
CooperVision Nederland B.V., Belgian Branch    Belgium
CooperVision Japan, Inc.    Japan
Procornea Nederland B.V.    Netherlands
CooperVision LLC    Russia
CooperVision Iberia SL    Spain
Coopervision S.A. (Pty) Limited    South Africa
CooperVision Nordic AB    Sweden
CooperVision Sarl    Switzerland
CooperVision Lens Care Ltd.    United Kingdom
Sauflon CL Ltd    United Kingdom
CooperVision CL Kft    Hungary
CooperVision Manufacturing Costa Rica, SRL    Costa Rica
CooperVision Caribbean Corp.    Cayman Islands
CooperSurgical Canada Inc.    Canada
CooperSurgical Holdings Ltd.    United Kingdom
CooperSurgical Sprl    Belgium
CooperMedical S.r.l.    Costa Rica
Invitro Genetics Ltd.    United Kingdom
Research Instruments Ltd.    United Kingdom
Origio A/S    Denmark
Paragon Vision Sciences, Inc.    Arizona
Cooper Medical, Inc.             Delaware
CooperSurgical, Inc.        Delaware
Origio, Inc.                                    Virginia
CooperGenomics Inc.                                Delaware
Reprogenetics LLC                                Delaware
Invitro Genetics LLC                            Delaware
CooperSurgical Distribution B.V.                            Netherlands
LifeGlobal Group LLC                                Connecticut

Each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above.